FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

MEDICAL BILLING ASSISTANCE, INC.
 (Exact Name of Issuer as specified in its charter)

Colorado	000-53012	59-2851601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901
 (Address of principal executive offices including zip code)

(321) 725-0090
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 26, 2011, Medical Billing Assistance, Inc. (the “Company”) entered into an Investment Agreement (“Investment Agreement”) with Kodiak Capital Group, LLC (“Kodiak”).  Pursuant to the Investment Agreement, Kodiak has committed to purchase up to $7,000,000 of the Company’s common stock over thirty-six months (the “Equity Line”).  The aggregate number of shares issuable by the Company and purchasable by Kodiak under the Investment Agreement will be determined by the purchase prices for the common stock, as determined under the terms of the Investment Agreement.

Contemporaneously with the execution and delivery of the Investment Agreement, the Company and Kodiak executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The amount that the Company is entitled to put in any one notice shall be equal to, at the Company's election, either (i) two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $1,000,000. Kodiak’s purchase price for each put is set at ninety percent (90%) of the lowest posted closing bid price of the Company’s common stock during the five (5) trading days after the date of the put notice. However, if Kodiak’s purchase price, as so calculated, is lower than a floor price specified by the Company in the put notice, then the Company reserves the right, but not the obligation, to suspend the put. The Company may make successive puts to Kodiak once any prior put has been closed.

The Company will not be entitled to put shares to Kodiak unless (a) there is an effective registration statement under the Securities Act to cover the sale of the shares to Kodiak, (b) the Company’s common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange, and (c) the issuance of the shares would not cause Kodiak’s beneficial ownership to exceed 9.99% of our outstanding shares.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to register the sale to Kodiak of shares of common stock issued or issuable under the Investment Agreement. The Company agreed to file with the SEC an initial registration statement on Form S-1 in order to access the Equity Line.

At closing of the each put made by the Company under the Investment Agreement, the Company will pay to Kodiak a commitment fee equal to five percent (5%) of the funds received from each closing. The commitment fee will be paid in cash within seven (7) days following the receipt of the funds from each closing. Additionally, the Company will issue to Kodiak commitment shares equal to five percent (5%) of the funds received from each closing. The commitment shares will be issued in newly-issued common stock within seven (7) days following the receipt of the funds from each closing.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 EXHIBITS
Exhibit No.	Description

10.1	Investment Agreement dated as of January 26, 2011, by and between Medical Billing Assistance, Inc., a Colorado corporation, and Kodiak Capital Group, LLC, a Delaware limited liability company.

10.2
Registration Rights Agreement dated as of January 26, 2011, by and between Medical Billing Assistance, Inc., a Colorado corporation, and Kodiak Capital Group, LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 1, 2011	MEDICAL BILLING ASSISTANCE, INC.
	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer

3